Exhibit 10.6

June 26, 2026

Columbus Circle Capital Corp II

3 Columbus Circle, 24th Floor

New York NY 10019

Re:	Insider Agreement

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and among Columbus Circle Capital Corp II, a Cayman Islands exempted company (the “Company”) and Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC and Clear Street LLC, as representatives (each a “Representative” and collectively the “Representatives”) of the underwriters (the “Underwriters”), relating to an underwritten initial public offering (the “Public Offering”), of 23,000,000 of the Company’s units (including 3,000,000 units which may be purchased to cover over-allotments, if any) (the “Units”), each comprised of one Class A ordinary share, par value $0.0001 per share, of the Company (the “Class A Ordinary Shares”) and one-third of one redeemable warrant (each whole warrant, a “Warrant”). Each Warrant entitles the holder thereof to purchase one Class A Ordinary Share at a price of $11.50 per share, subject to adjustment. The Units were sold in the Public Offering pursuant to the registration statement on Form S-1 (File No. 333-292861) and prospectus (the “Prospectus”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) and are listed on the Nasdaq Global Market. Certain capitalized terms used herein are defined in paragraph 11 hereof.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned individuals, each of whom is, or will be, a member of the Company’s board of directors and/or management team (each an “Insider” and, collectively, the “Insiders”), hereby agree with the Company as follows:

1. Each Insider agrees that if the Company seeks shareholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it, he or she shall (i) vote all Founder Shares and any shares acquired by it, him or her in the Public Offering or the secondary public market in favor of such proposed Business Combination, except that it, he or she shall not vote any Class A Ordinary Shares that it, he or she purchased after the Company publicly announces its intention to engage in such proposed Business Combination for or against such proposed Business Combination and (ii) not redeem any Class A Ordinary Shares owned by it, him or her in connection with such shareholder approval. If the Company seeks to consummate a proposed Business Combination by engaging in a tender offer, each Insider agrees that he or she will not sell or tender any Ordinary Shares owned by it, him or her in connection herewith.

2. Each Insider agrees that in the event that the Company fails to consummate a Business Combination by the date that is 24 months after the closing of the Public Offering, or such earlier date as Company’s board of directors may approve, or such later date as the Company’s shareholders may approve, in each case in accordance with the Company’s amended and restated memorandum and articles of association, as may be amended from time to time (the “Completion Window” and the “Memorandum and Articles,” respectively), each Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, subject to lawfully available funds therefor, redeem 100% of the Class A Ordinary Shares sold as part of the Units in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable and less up to $100,000 of interest to pay dissolution expenses), divided by the number of Offering Shares then in issue, which redemption will completely extinguish the Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and other requirements of applicable law. The Insiders agree to not propose any amendment to the Memorandum and Articles not for the purposes of approving, or in conjunction with the consummation of, a Business Combination (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with a Business Combination or to redeem one hundred per cent (100%) of the Offering Shares if the Company has not consummated a Business Combination within the Completion Window or (B) with respect to any other material provisions relating to the rights of holders of Class A Ordinary Shares or pre-initial Business Combination activity, unless the Company provides its Public Shareholders with the opportunity to redeem their Offering Shares upon effectiveness of any such amendment at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the Trust Account and not previously released to the Company to pay its taxes, divided by the number of Offering Shares then in issue, subject to applicable law. Each Insider acknowledges that he or she will not be entitled to rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by it, him or her if the Company fails to complete a Business Combination within the Completion Window; although he or she will be entitled to liquidating distributions from the Trust Account with respect to any Offering Shares he or she holds if the Company fails to complete a Business Combination within the prescribed time frame. Each Insider hereby further acknowledges that it, he or she will not be entitled to (a) redemption rights with respect to any Founder Shares and Offering Shares held by it, him or her, in connection with the consummation of a Business Combination, or (b) redemption rights with respect to Founder Shares and Offering Shares held by it, him or her in connection with a shareholder vote to amend the Memorandum and Articles in the manner described above.

3. [Reserved].

4. During the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the undersigned shall not, without the prior written consent of the Representatives, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, any Units, Class A Ordinary Shares, the Company’s Class B ordinary shares, par value $0.0001 per share (the “Class B Ordinary Shares” and, together with the Class A Ordinary Shares, the “Ordinary Shares”), Warrants or any securities convertible into, or exercisable, or exchangeable for, Class A Ordinary Shares owned by him, her or it; provided, however, that the foregoing shall not apply to transfers to the Sponsor by the Insiders, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, Class A Ordinary Shares, Founder Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, Class A Ordinary Shares owned by him, her or it, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii). If the undersigned is an officer or director of the Company, the undersigned further agrees that the forgoing restrictions shall be equally applicable to any issuer- directed Units that the undersigned may purchase in the Public Offering.

5. [Reserved].

6. [Reserved].

7. Each Insider hereby agrees and acknowledges that: (i) each of the Underwriters and the Company would be irreparably injured in the event of a breach by each Insider of its obligations under paragraphs 1, 2, 4, 8(a) and 8(b), (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

8. Transfer Restrictions.

(a) Subject to the exceptions set forth herein, each Insider agrees not to Transfer any Founder Shares or the Class A Ordinary Shares issuable upon conversion of the Founder Shares held by it, him or her until the earlier of (i) six months after the completion of a Business Combination and (ii) subsequent to a Business Combination, the date on which the Company consummates a subsequent liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property (the “Lock-up”).

(b) Subject to the exceptions set forth herein, each Insider agrees not to Transfer any Private Placement Units (including the Private Placement Warrants, the Private Placement Shares and the Class A Ordinary Shares issuable upon exercise of the Private Placement Warrants) held by it, he or she until thirty (30) days after the completion of a Business Combination.

(c) Notwithstanding the provisions set forth in paragraphs 8(a) and 8(b), transfers of the Founder Shares (including the Class A Ordinary Shares issued or issuable upon the conversion of the Founder Shares) and Private Placement Units (including the Private Placement Warrants, the Private Placement Shares and the Class A Ordinary Shares issuable upon exercise of the Private Placement Warrants) that are held by each Insider or any of their permitted transferees, as applicable (that have complied with any applicable requirements of this paragraph 8(c)), are permitted (i) to the Company’s or the Representative’s officers, directors, advisors or consultants, any affiliate or family member of any of the Company’s or the Representative’s officers, directors, advisors or consultants, any members or partners of the Sponsor or their affiliates and funds and accounts advised by such members or partners, any affiliates of the Sponsor, or any employees of such affiliates, (ii) in the case of an individual, as a gift to such person’s immediate family or to a trust, the beneficiary of which is a member of such person’s immediate family, an affiliate of such person or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of such person; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement, in connection with an extension of the Completion Window or in connection with the consummation of a Business Combination at prices no greater than the price at which the shares or warrants were originally purchased; (vi) in the event of the Company’s liquidation prior to consummation of a Business Combination; (ix) in the event that, subsequent to the consummation of a Business Combination, the Company completes a liquidation, merger, share exchange or other similar transaction which results in all of its shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property or (vii) to a nominee or custodian of a person or entity to whom a transfer would be permissible under clauses (i) through (v); provided, however, that, in the case of clauses (i) through (v), these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions herein and the other restrictions contained in this Agreement (including provisions relating to voting, the Trust Account and liquidating distributions).

9. Each Insider’s biographical information furnished to the Company is true and accurate in all respects and does not omit any material information with respect to such Insider’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act. Each Insider’s questionnaire furnished to the Company including any such information that is included in the Company’s filings with the Commission is true and accurate in all respects. Each Insider represents and warrants that: (i) such Insider is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; (ii) such Insider has never been convicted of, or pleaded guilty to, any crime (A) involving fraud, (B) relating to any financial transaction or handling of funds of another person or (C) pertaining to any dealings in any securities and such Insider is not currently a defendant in any such criminal proceeding; and (iii) such Insider has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

10. Each Insider has full right and power, without violating any agreement to which it, he or she is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as an officer of the Company or as a director on the board of directors of the Company and each Insider hereby consents to being named in the Company’s filings with the Commission as an officer and/or director of the Company, as applicable.

11. As used herein, (i) “Business Combination” shall mean a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination, involving the Company and one or more businesses or entities; (ii) “Founder Shares” shall mean the Class B Ordinary Shares held by the Sponsor prior to the consummation of the Public Offering; (iii) “Private Placement Shares” shall mean the 665,000 Class A Ordinary Shares comprising part of the Private Placement Units; (v) “Private Placement Warrants” shall mean the 221,667 warrants comprising part of the Private Placement Units; (iv) “Private Placement Units” shall mean of 665,000 private placement units that the Representatives and Sponsor purchased for an aggregate purchase price of $6,650,000, or $10.00 per unit, in a private placement that occurred simultaneously with the consummation of the Public Offering; (v) “Public Shareholders” shall mean the holders of Offering Shares other than the Sponsor and the members of the Company’s board of directors and/or management team; (vi) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering and the sale of the Private Placement Units was deposited; and (vii) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder with any respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

12. The Company will maintain an insurance policy or policies providing directors’ and officers’ liability insurance, and each Insider shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any of the Company’s current or former directors or officers.

13. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto. Each of the parties hereto hereby acknowledges and agrees that each Representative is a third-party beneficiary of this Letter Agreement.

14. No party hereto may assign either this Letter Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph 14 shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on each Insider and each of their respective successors, heirs and assigns and permitted transferees.

15. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of the State of New York located in the City and County of New York, Borough of Manhattan, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

16. Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

17. This Letter Agreement shall terminate on the earlier of (i) the expiration or termination of the Lock-up or (ii) the liquidation of the Company.

[Signature Page Follows]

Sincerely,

/s/ Michael Blitzer
Name:	Michael Blitzer

/s/ Kevin Shannon
Name:	Kevin Shannon

Acknowledged and Agreed:

COLUMBUS CIRCLE CAPITAL CORP II

By:	/s/ Gary Quin
	Name:	Gary Quin
	Title:	Chief Executive Officer and Chairman of the Board

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